UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2022

Convey Health Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40506	84-2099378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 SE 3rd Avenue, 26th Floor, Fort Lauderdale, Florida 33394

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 559-9358

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CNVY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2022 (the “Prior Report”), on June 20, 2022, Convey Health Solutions Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Commodore Parent 2022, LLC, a Delaware limited liability company (“Parent”), and Commodore Merger Sub 2022, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On October 7, 2022 (the “Closing Date”), upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”).

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, Convey Health Solutions, Inc., a Delaware corporation (the “Borrower”) and an indirect wholly owned subsidiary of the Company, entered into Amendment No. 6 (“Amendment No. 6”), by and among, inter alios, the Borrower, as borrower, Ares Capital Corporation, as administrative agent and collateral agent, and the lenders and agents party thereto, to the First Lien Credit Agreement, dated as of September 4, 2019, as amended prior to the date hereof (the “Credit Agreement”).

Amendment No. 6 amends the Credit Agreement to provide for, among other things, (i) a first lien incremental term loan facility (the “Incremental Term Loan Facility”) in an aggregate principal amount of $180,000,000 and (ii) replacement of the London interbank offered rate (LIBOR) benchmark provisions with secured overnight financing rate (SOFR) benchmark provisions, subject to a credit spread adjustment of 0.10% per annum. The proceeds of the term loans borrowed under the Incremental Term Loan Facility (the “Incremental Term Loans”) were used to directly and/or indirectly finance the Merger and pay fees and expenses related thereto. The Incremental Term Loans will mature on September 4, 2026, will bear interest at an annual rate equal to, at the option of the Borrower, (i) the Adjusted Term SOFR (as defined in the Credit Agreement) (subject to a floor of 0.75% per annum) plus 5.25% for Term SOFR Rate Loans (as defined in the Credit Agreement) or (ii) a customary base rate plus 4.25% for Base Rate Loans (as defined in the Credit Agreement), and will amortize in quarterly installments at a rate of 1.00% per annum. Any repricing transaction with respect to the Incremental Term Loans prior to February 12, 2024 will be subject to a prepayment premium of 1.00%, subject to certain exceptions set forth in the Credit Agreement.

The foregoing description of Amendment No. 6 is not complete and is subject to and qualified in its entirety by reference to the full text of Amendment No. 6, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”) on the Closing Date, each share of common stock, $0.01 par value per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (a) any shares that were owned by the Company and not held on behalf of third parties and any shares that were owned by the stockholders of the Company who did not vote in favor of the Merger Agreement or the Merger (or consent thereto in writing) and who have demanded and not withdrawn a demand for appraisal rights pursuant to Section 262 of the Delaware General Corporation Law, in each case, that were issued and outstanding immediately prior to the Effective Time and (b) the shares of holders of Company Common Stock party to a rollover and support agreement with Parent and designated in such agreement as “Rollover Shares” (such shares, the “Rollover Shares”) and each share issued and outstanding immediately prior to the Effective Time that was owned by TPG Cannes Aggregation, L.P., Parent or Merger Sub, which, in the case of the shares described in clause (b), were converted into 0.01 shares of common stock, par value $0.01, of the Surviving Corporation (the “Surviving Corporation Shares”)) were converted into the right to receive an amount in cash equal to $10.50 per share, payable to the holder thereof, without interest and less any applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, each outstanding option to purchase shares of Company Common Stock (“Company Option”), whether vested or unvested, remained outstanding and continued to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and award agreement, except that (i) each Company Option became exercisable for that number of Surviving Corporation Shares equal to the product of (A) the number of shares subject to the Company Option immediately before the Effective Time multiplied by (B) 0.01 and (ii) the per share exercise price for each Surviving Corporation Share issuable upon exercise of the Company Option became equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of such Company Option immediately before the Effective Time by (B) 0.01. In addition, each outstanding restricted stock unit, performance-based restricted stock unit and long-term incentive unit of the Company remained outstanding and continued to be subject to the same terms and conditions as immediately prior to the Effective Time, as set forth in the applicable Company equity plan and/or award agreement, as applicable, except that each restricted stock unit and performance-based restricted stock unit and, to the extent settled in shares of Company Common Stock, long-term incentive unit, will settle in a number of Surviving Corporation Shares equal to the number of shares of Company Common Stock subject to such restricted stock unit, performance-based restricted stock unit or long-term incentive award, as applicable, immediately before the Effective Time multiplied by 0.01.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Prior Report, the terms of which are incorporated herein by reference.

The information in the Introductory Note above and in Item 1.01, Item 3.03, Item 5.01, Item 5.02, Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on October 6, 2022 of the anticipated closing of the Merger on the Closing Date and that trading of the shares of Company Common Stock should be suspended and listing of the Company Common Stock on the NYSE should be removed prior to the opening of business on the Closing Date. The Company subsequently confirmed to the NYSE that the Merger was completed prior to the opening of business on the Closing Date and trading of the Company Common Shares on the NYSE was suspended prior to the opening of business on the Closing Date.  The Company also requested that the NYSE file with the SEC a notification of removal from listing on Form 25 to delist and deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will file with the SEC a Form 15 requesting the termination of registration of all shares of Company Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations with respect to the Company Common Stock under Sections 13 and 15(d) of the Exchange Act.

The information in the Introductory Note above and in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each share of Company Common Stock (except as described in Item 2.01 above) was canceled and automatically converted into the right to receive the Merger Consideration.

The information in the Introductory Note above and in Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.  The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a subsidiary of Parent.

The information in the Introductory Note above and in Item 2.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the completion of the Merger, the directors of Merger Sub immediately prior to the completion of the Merger continued as the directors of the Surviving Corporation.

Effective upon the completion of the Merger, the officers of the Company immediately prior to the completion of the Merger continued as the officers of the Surviving Corporation.

The information in the Introductory Note above and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety. The bylaws of Merger Sub in effect immediately prior to the Effective Time became the bylaws of the Surviving Corporation, except that references to Merger Sub’s name were replaced with references to the Surviving Corporation’s name.

Copies of the amended and restated certificate of incorporation and amended bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

Item 8.01.	Other Events.

On October 7, 2022, the Company issued a joint press release with Parent announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated June 20, 2022, by and among Commodore Parent 2022, LLC, Commodore Merger Sub 2022, Inc., and Convey Health Solutions Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Convey Health Solutions Holdings, Inc. on June 21, 2022).

3.1	Amended and Restated Certificate of Incorporation of Convey Health Solutions Holdings, Inc.

3.2	Amended Bylaws of Convey Health Solutions Holdings, Inc.

10.1	Amendment No. 6, dated as of October 7, 2022, to the First Lien Credit Agreement, dated as of September 4, 2019, as amended prior to the date hereof, by and among, inter alios, Convey Health Solutions, Inc., as borrower, Ares Capital Corporation, as administrative agent and collateral agent, and the lenders and agents party thereto.

99.1	Press Release, dated October 7, 2022.

104	Cover Page Interactive Data File - The cover page from the Company’s Current Report on Form 8-K filed on October 7, 2022 is formatted in Inline XBRL (included as Exhibit 101).

*	All schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVEY HEALTH SOLUTIONS HOLDINGS, INC.

Date: October 7, 2022	By:	/s/ Timothy Fairbanks
	Name:	Timothy Fairbanks
	Title:	Chief Financial Officer & Executive Vice President